UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018

Ladenburg Thalmann Financial Services Inc.

(Exact name of registrant as specified in its charter)

Florida	001-15799	65-0701248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, 12th Floor Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 572-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 2, 2018, the board of directors (the “Board”) of Ladenburg Thalmann Financial Services Inc. (the “Company”) appointed Glenn C. Davis to serve as a member of the Board and the Audit Committee of the Board (the “Audit Committee”), effective as of October 2, 2018. The Board has determined that Mr. Davis is independent for purposes of serving on the Board and the Audit Committee under the applicable rules of the Securities and Exchange Commission (the “SEC”) and The NYSE American LLC (the “NYSE American”). As a result of Mr. Davis’ appointment to the Board and the Audit Committee, the Company has regained compliance with the NYSE American rules pertaining to director and audit committee independence.

Since July 2015, Mr. Davis has been a senior advisor and a director in the risk advisory services department at Kaufman Rossin, P.A., a certified public accounting firm. From February 2005 until February 2014, Mr. Davis was a partner with CohnReznick LLP. During his tenure at CohnReznick, Mr. Davis served as the national director of its Governance, Risk and Compliance practice. Mr. Davis served as the chief executive officer and president, and as a director, of AccuHealth, Inc., a publicly-traded home health services company from November 1992 to June 2001. He also served as a partner for Coopers & Lybrand from 1980 to 1992. Mr. Davis is a member of the American Institute of Certified Public Accountants and was on the advisory committee of the New Jersey Chapter of the National Association of Corporate Directors from 2012 to 2014.

There are no arrangements or understandings between Mr. Davis and any other person pursuant to which he was selected as a director.

The Company is not aware of any related party transactions involving Mr. Davis that are reportable under Item 404(a) of Regulation S-K.

In connection with his appointment, and in accordance with the Company’s director compensation policy which is described in the Company’s most recent proxy statement filed with the SEC on April 23, 2018, upon his appointment to the Board, Mr. Davis was granted 30,000 shares of restricted stock under the Company’s Amended and Restated 2009 Incentive Compensation Plan, with such shares vesting over a two-year period, subject to earlier vesting upon death, disability or a change of control of the Company.

Mr. Davis will also receive the standard compensation provided to the Company’s non-employee directors.

Item 7.01	Regulation FD Disclosure.

On October 3, 2018, the Company issued a press release announcing the appointment of Mr. Davis to the Company’s Board and Audit Committee. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 attached hereto are being furnished pursuant to Item 7.01 of Form 8-K and will not, except to the extent required by applicable law or regulation, be deemed filed by Ladenburg Thalmann Financial Services Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated October 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 3, 2018	LADENBURG THALMANN FINANCIAL SERVICES INC.

	By:	/s/ Brett H. Kaufman
	Name:	Brett H. Kaufman
	Title:	Senior Vice President and Chief Financial Officer